EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-87430, 333-55788, 333-83414, 333-37042, 333-80995, 033-61387, 033-52805, 333-113258 and 333-113260 on Form S-8, Registration Statement Nos. 333-83382, 333-44303, 033-57807 and 333-115255 on Form S-3 and Registration Statement No. 333-116636 and 333-128852 on Form S-4 of our reports dated March 1, 2006, relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the Company’s acquisition on February 27, 2004 of all the outstanding shares of Moore Wallace Incorporated) and financial statement schedule of R.R. Donnelley & Sons Company and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of R.R. Donnelley & Sons Company for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Chicago, Illinois

March 1, 2006